April 30, 2018

Guinness Atkinson Funds

21550 Oxnard Street, Suite 850

Woodland Hills, California 91367

Re:	Guinness Atkinson Funds, Registration No. 33-75340 Post Effective Amendment No. 77

Ladies and Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 77 under the Securities Act of 1933 (Post-Effective Amendment No. 78 under the Investment Company Act of 1940) to Guinness Atkinson Funds’ Registration Statement on Form N-1A.

Best regards,

/s/ Perkins Coie LLP